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                                                                   Exhibit 10.10


                               CUSTODIAN AGREEMENT


        This Custodian Agreement ("Agreement") is entered into by and among T & W Financial Corporation ("T & W"), T & W Funding Company VI, L.L.C. (the "Company"), T & W Funding Company I, L.L.C. (the "Transferor"), Seafirst Bank N.A., a national banking association and CoreStates Bank, N.A., a national banking association (individually, a "Holder" and collectively, the "Holders"), and Norwest Bank Minnesota, National Association as custodian of the various lease contracts under this Agreement (the "Custodian"), on this 4th day of February, 1997.


                                    RECITALS


        WHEREAS, the Holders are holding certain lease contracts listed on Schedule A hereof (the "Lease Contracts"); and


        WHEREAS, the Custodian is willing to hold the Lease Contracts on behalf of the Holders; and


        WHEREAS, simultaneously with the execution and delivery of this Agreement, each Holder is delivering to the Custodian a certain Release and Extinguishment of Rights to Certain Collateral by each Holder for the benefit of the Transferor, the Company, and, with respect to Seafirst Bank N.A., T & W, dated as of February 7, 1997 (each, a "Release Agreement"), to be held by the Custodian in escrow in accordance with the terms hereof;


        NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I


                           CUSTODY OF LEASE CONTRACTS


        Section 1.1. Custodian to Act as Agent; Acceptance of Lease Contracts. Upon the delivery by a Holder of its respective Lease Contracts and its Release Agreement to the Custodian, the Custodian shall issue to such Holder in exchange therefor, a receipt (the "Receipt") in the form attached hereto as Exhibit A. By the issuance of the Receipt, the Custodian, as the duly appointed agent of the Holder delivering the related Lease Contracts, shall be deemed to have acknowledged receipt of such Lease Contracts, subject to the verification provisions in the Receipt for each individual contract, and to have declared that it holds and will hold such Lease Contracts and the related Release Agreement as agent for such Holder from the


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date of such receipt to the earlier of (i) the confirmation by such Holder of the receipt of the funds as described in Section 1.3 hereof or (ii) the request by such Holder to return its Lease Contracts and Release Agreement (the "Release Date"). During the period prior to the Release Date (the "Review Period"), the Custodian shall not release any Lease Contracts or any portion thereof to any person other than to the Holder which delivered such Lease Contracts, and the Custodian shall allow such Holder and its agents access to its respective Lease Contracts during such period for purposes of its or their review thereof. In addition, the Custodian shall not release or deliver a Release Agreement prior to the Release Date. The Custodian shall use due care in the custody of the Lease Contracts and the Release Agreements as is customary in the banking industry and in the Custodian's care of chattel paper pledged for its benefit.


        Section 1.2. Custodian's Review of Lease Contracts. Not later than five
(5) business days following its receipt of the final delivery of Lease Contracts, the Custodian shall (a) verify that each of said contracts delivered are listed on Schedule A attached hereto, (b) notify T & W, the Transferor and the Company of any contracts listed on Schedule A which are not in the Custodian's possession, and (c) return any contract in the Custodian's possession which is not listed on Schedule A to the respective Holder which delivered the same. Each Holder shall be entitled to have one or more of its or their representatives present during the time the Custodian is performing such verification or otherwise handling the Lease Contracts.


        Section 1.3. Release of Lease Contracts. A Holder may, at any time during the Review Period, upon written request, require that the Custodian release any or all of the Lease Contracts delivered by such holder to such Holder or its designee. Upon the receipt by a Holder of its "Discharge Amount", as defined in its Release Agreement, and telephonic notice by the Holder to the Custodian the Custodian is authorized to release such Release Agreement and deliver it to the Transferor and the Company on behalf of such Holder and the respective Lease Contracts shall be effectively released from this Custodian Agreement. Each Holder agrees to notify the Custodian immediately upon receipt of the Discharge Amount. When the Release Date has occurred with respect to each Holder, this Agreement shall terminate other than the Custodian's rights to indemnification hereunder.


                                   ARTICLE II


                            CONCERNING THE CUSTODIAN


        Section 2.1. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder without any further act by the Custodian.


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        Section 2.2. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $100,000,000 and is qualified to do business in the jurisdiction in which it will hold any Lease Contract.


        Section 2.3. Custodian's Rights. (a) The Custodian may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and which in good faith it reasonably believes to be genuine and which has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be protected by in acting upon (i) the written instructions of any designated officer of a Holder or (ii) the verbal instructions of a Holder including without limitation, any verbal instructions received pursuant to Section 1.3 hereof.


        (b) The Custodian may consult counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.


        (c) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or negligent performance or omission.


        (d) The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Lease Contracts, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Lease Contracts. The Custodian shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity.


        (e) T & W shall indemnify and hold the Custodian harmless from and against all liabilities, damages, losses, fees (including reasonable attorney's fees) and costs and expenses incurred by the Custodian as a result of any legal proceedings or in defending against any action or claim relating to the performance of its duties hereunder, unless such liabilities, damages, loss, fees, costs and expenses shall arise from the Custodian's negligence or willful misconduct. The Custodian's rights to indemnification shall survive the termination of this Agreement.


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                                   ARTICLE III


                            MISCELLANEOUS PROVISIONS


        Section 3.1. Notice. Unless otherwise specifically provided, all notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and may be delivered personally, by telegram or telex, or by facsimile transmission (with an original forwarded thereafter by first class mail), or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified below (unless changed by the particular party whose address is stated herein by similar notice in writing to all other parties hereto), in which case the notice will be deemed delivered when received:


                (a) to T & W Financial Corporation at 6416 Sixteenth Street East, Tacoma, Washington 98424 Attention: Michael A. Price;


                (b) to T & W Funding Company I, L.L.C. at 6416 Sixteenth Street East, Tacoma, Washington 98424 Attention: Michael A. Price;


                (c) to T & W Funding Company VI, L.L.C. at 6416 Sixteenth Street East, Tacoma, Washington 98424 Attention: Michael A. Price;


                (d) to CoreStates Bank, N.A. at 1500 Market Street, Philadelphia, Pennsylvania 19101 Attention: Scott Gates;


                (e) to Seafirst Bank N.A. at 1001 Fourth Avenue, Fourth Floor, Seattle, Washington 98124 Attention: William Pitt; or


                (f) to the Custodian at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0067 Attention: Daniel Rolczynski.


        Section 3.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.


        Section 3.3. Governing Law. This Agreement shall be deemed a contract made under the laws of, and to be performed in, the State of Minnesota and shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

        Section 3.4. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of


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which counterparts, when so executed and delivered shall be deemed to be an original instrument and all of the counterparts, taken together, shall constitute one and the same Agreement.

        Section 3.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                             T & W FINANCIAL CORPORATION


                                             By:  /s/ THOMAS W. PRICE
                                                  ------------------------------
                                             Name:  Thomas W. Price
                                             Title: President


                                             T & W FUNDING COMPANY VI, L.L.C.


                                             By:  /s/ THOMAS W. PRICE
                                                  ------------------------------
                                             Name:  Thomas W. Price
                                             Title: President


                                             T & W FUNDING COMPANY I, L.L.C.


                                             By:  /s/ THOMAS W. PRICE
                                                  ------------------------------
                                             Name:  Thomas W. Price
                                             Title: President


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                             CORESTATES BANK, N.A.


                                             By
                                                 Name:
                                                 Title:

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                             SEAFIRST BANK N.A.


                                             By
                                                 Name:
                                                 Title:

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                             NORWEST BANK MINNESOTA, NATIONAL
                                                 ASSOCIATION, as Custodian


                                             By
                                                 Name:
                                                 Title:



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                                    EXHIBIT A


                           RECEIPT FOR LEASE CONTRACTS



        Norwest Bank Minnesota, National Association, as Custodian (the "Custodian") under the Custodian Agreement among the Holders defined therein (the "Holders") and the Custodian, dated February 5, 1997 (the "Custodian Agreement"), acknowledges receipt from _______________________ of its Lease Contracts delivered pursuant to the Custodian Agreement. In accordance with the Custodian Agreement, the Custodian agrees to (a) verify that each of said contracts delivered are listed on the respective Schedule attached hereto, (b) notify T & W Financial Corporation of any contracts listed on Schedule A thereto which are not in the Custodian's possession, and (c) return any contract in the Custodian's possession which is not listed on the Schedule A thereto to the Holder which delivered the same within the time period described therein.


        IN WITNESS WHEREOF, I have hereunto executed this Receipt, the ______ day of February, 1997.


                                             NORWEST BANK MINNESOTA, NATIONAL
                                                 ASSOCIATION



                                             By
                                                 Name:
                                                 Title:


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                                   SCHEDULE A


                               THE LEASE CONTRACTS